exhibit 10.2

                                  [LETTERHEAD]
                  Reclamation Consulting and Applications Inc


                     REVOLVING LOAN AGREEMENT

THIS REVOLVING LOAN AGREEMENT (the "Agreement") is entered into this 30th day of July, 2003 by and between North American Systems, Inc., a Nevada corporation ("NAS") and Reclamation Consulting and Applications Inc., a Colorado Corporation ("RCAI").

	NOW THEREFORE, it is hereby agreed as follows:

1.	Periodic Loans

During the term hereof, RCAI hereby agrees to make periodic loans to NAS. During the term hereof, from time to time NAS may notify RCAI of its need to borrow funds pursuant to this Agreement. Within 30 business days of receipt of such notice from NAS seeking to borrow funds and with the approval of RCAI's Board of Directors, RCAI shall forward such funds to NAS.

NAS shall utilize the funds as set forth in a monthly Budget, which will be submitted to RCAI and by this reference incorporated herein and for no other purpose, without the specific written authorization and consent from RCAI.

2.	Period Finance Charges

All principal outstanding shall bear interest at a rate of 10% per annum, compounded annually.

3.	Payments

All interest outstanding shall be due and payable by NAS on a quarterly basis, 30 days after the end of each calendar quarter. All interest then outstanding shall be due and payable by NAS to RCAI under the terms of each advance. NAS may, from time to time, in NAS's discretion, make one or more periodic payments to RCAI. Such payments shall be credited to NAS's account on the date that such payment is received and cleared by RCAI's bank. Such payments shall be applied first to the interest outstanding, and then to the principal outstanding.

4.	Term

This Agreement shall begin this date and shall terminate on October 14th 2005, unless terminated earlier pursuant to the default provisions of this Agreement. This Agreement may be renewed on an annual basis after the termination date.

5.	Default Provisions

The occurrence of one or more of the following events shall constitute and event of default:

5.1	The nonpayment of any interest of this loan when the same shall have become due and payable. There shall be a 90 day cure period following any Notice of Default.

5.2	The entry of a decree or order by a court having jurisdiction in the premises adjudging NAS a bankrupt or insolvency, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of NAS under the federal Bankruptcy Act or any other applicable federal or state law, or appointing a receiver, liquidator, assignee or trustee of NAS, or any substantial part if its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

5.3	The institution by NAS of proceedings to e adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the federal Bankruptcy Act or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee or trustee of the company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by NAS in furtherance of any such action.

5.4	Any default in the obligation of NAS for borrowed money, other than this loan, which shall continue for a period of sixty (60) days.

5.5	The breach by NAS, of any other provision of this Agreement, or the attached Security Agreement.

6.	Acceleration

At the option of RCAI, and without demand or notice, all principal and any unpaid interest shall become immediately due and payable upon a default as set forth above.

7.	Security

NAS's obligations as set forth in this Agreement are secured pursuant to the provisions of a Security Agreement between RCAI and NAS, a true copy of which is attached hereto and by this reference incorporated herein.

8.	Notices

Any notice under this Agreement shall be in writing and shall be effective when actually delivered in person or three days after being deposited in the U.S. mail, registered or certified, postage prepaid and addressed to the party at the address stated in this Agreement or such other address as either party may designate by written notice to the other.

9.	Address for Notices

Any notices permitted or required under this Agreement shall be deemed given upon the date of personal delivery or 48 hours after deposit in the United States mail, postage fully prepaid, return receipt requested, addressed to NAS at:

1520 South Grand Avenue
Santa Ana, CA  92705



Addressed to RCAI at:

23832 Rockfield Blvd., Suite 275
Lake Forest, CA  92630

Or at any other address as any party may, from time to time, designate by notice given in compliance with this section.

10.	Time

Time is of the essence of this Agreement

11.	No Release

Both parties agree that the termination of this Agreement or the expiration of the term of this Agreement shall not release either party from any obligations hereunder.

12.	Waiver

The waver by either party of the breach of any provision of his Agreement by the other party shall not operate or be construed as a waver of any subsequent breach.

13.	Assignment

Except as otherwise provided within this Agreement, neither party hereto may transfer or assign this Agreement without prior written consent of the other party.

14.	Law Governing

This Agreement shall be governed by and construed in accordance with the laws of the State of California.

15.	Arbitration

If at any time during the term of this Agreement any dispute, difference, or disagreement shall arise upon or in respect of the Agreement, and the meaning and construction hereof, every such dispute, difference, and disagreement shall be referred to s a single arbiter agreed upon by the parties, or if no single arbiter can be agreed upon, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference, or disagreement shall be settled by arbitration in accordance with the then prevailing commercial rules of the American Arbitration Association, and judgement upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof.

16.	Attorney Fees

In the event an arbitration, suit or action is brought by and any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

17.	Presumption

This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

18.	Computation of Time

In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday or a legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday or legal holiday.

19.	Titles and Captions

All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

20.	Pronouns and Plurals

All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

21.	Entire Agreement

This Agreement and the attached Security Agreement contain the entire understanding between and among the parties and supersedes any prior understandings and agreement among them respecting the subject matter of this Agreement.

22.	Prior Agreements

This document is the entire, final and complete agreement of the parties pertaining to the loan of money by RCAI to NAS, and supersedes and replaces all prior or existing written and oral agreements between the parties or their representatives relating to such financing.

23.	Agreement Binding

This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

24.	Further Action

The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

25.0	Counterparts

This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original or the same counterpart.

26.0	Parties in Interest

Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

WHEREOF, the parties have executed this Agreement this 30th day of July, 2003.



Reclamation Consulting & Applications, Inc.

Title:

Date:	July 30, 2003




North American Systems, Inc.

Title:

Date:	July 30, 2003